State of Delaware                          PAGE 1

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "VSOURCE,  INC.",  A  NEVADA  CORPORATION,

     WITH AND INTO "VSOURCE, INC." UNDER THE NAME OF "VSOURCE, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF NOVEMBER, A.D. 2000, AT 9:15 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




               [SEAL]
                              /S/  EDWARD  J.  FREEL
                              ----------------------
                              Edward  J.  Freel,  Secretarey  of  State
3313408  8100M                       AUTHENTICATION:  0781052

001559073                                    DATE:  11-08-00

                              CERTIFICATE OF MERGER

                                       OF

                                 VSOURCE, INC.,
                              a Nevada corporation

                                  WITH AND INTO

                                 VSOURCE, INC.,
                             a Delaware corporation


It  is  hereby  certified  that:

1. The constituent business corporations participating in the merger herein certified are:

     (i) Vsource, Inc., which is incorporated under the laws of the State of Nevada; and

     (ii) Vsource, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by Vsource, Inc., a Nevada corporation, in accordance with the laws of the State of Nevada and by Vsource, Inc., a Delaware corporation, in the same manner as is provided in
     Section 251 of the Delaware General Corporation Law.

3. The name of the surviving corporation in the merger herein certified is Vsource, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of Vsource, Inc., a Delaware corporation, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed in accordance with the provisions of the Delaware General Corporation Law.


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5.   The  executed  Agreement  of  Merger  between  the  aforesaid   constituent
     corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                         5740 Ralston Street, Suite 110
                         Ventura, California 93003

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituents corporations.

7. The authorized capital stock of Vsource, Inc., a Nevada corporation, consists of 50,000,000 shares of common stock, par value $0.01 per share, 2,900,000 shares of Series 1-A Convertible Preferred Stock, par value $0.01 per share, and 2,100,000 shares of Series 2-A Convertible Preferred Stock, par $0.01 per share.

Executed  on  this  3rd  day  of  November,  2000

                                   VSOURCE,  INC.,
                                   a  Delaware  corporation


                                   /s/  Robert  C.  McShirley
                                   --------------------------
                                   Robert  C.  McShirley,  President




                                   VSOURCE,  INC.,
                                   a  Nevada  corporation


                                   /s/  Robert  C.  McShirley
                                   --------------------------
                                   Robert  C.  McShirley,  President


                                      -3-
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